EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC identifier S000004385
class 1 SEC identifier C000012137
class 2 SEC identifier C000012138
class 3 SEC identifier C000012139

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $8731
2. Dividends for a second class of open-end company shares                                                          $29437
3. Dividends for a third class of open-end company shares                                                           $4196
Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.476
        2. Dividends from a second class of open-end company shares                                                 $1.021
        3. Dividends from a third class of open-end company shares 						    $.507

Item 74

U)      1. Number of shares outstanding                                                                              17847
        2. Number of shares outstanding for a second class of shares of open-end company shares                      28656
        3. Number of shares outstanding for a third class of shares of open-end company shares                       8207

V)      1. Net asset value per share (to the nearest cent)                                                           27.40
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 56.31
        3. Number of shares outstanding for a third class of shares of open-end company shares                       27.40



Series 2 SEC identifier S000004384
Class 1 SEC identifier C000012134
Class 2 SEC identifier C000012135
Class 3 SEC identifier C000012136

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $8130
2. Dividends for a second class of open-end company shares                                                          $41753
3. Dividends for a third class of open-end company shares                                                           $4226

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.434
        2. Dividends from a second class of open-end company shares                                                 $.924
        3. Dividends from a third class of open-end company shares                                                  $.471


Item 74

U)      1. Number of shares outstanding                                                                              18948
        2. Number of shares outstanding for a second class of shares of open-end company shares                      45711
        3. Number of shares outstanding for a third class of shares of open-end company shares                       9064

V)      1. Net asset value per share (to the nearest cent)                                                           31.09
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 62.56
        3. Number of shares outstanding for a third class of shares of open-end company shares                       31.09



Series 5 SEC identifier S000004386
Class 1 SEC identifier C000012140
Class 2 SEC identifier C000012141
Class 3 SEC identifier C000051262

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $35288
2. Dividends for a second class of open-end company shares                                                          $6263
3. Dividends for a third class of open-end company shares                                                           $129223

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.282
        2. Dividends from a second class of open-end company shares                                                 $.293
        3. Dividends from a third class of open-end company shares                                                  $.897


Item 74

U)      1. Number of shares outstanding                                                                              127371
        2. Number of shares outstanding for a second class of shares of open-end company shares                      21781
        3. Number of shares outstanding for a third class of shares of open-end company shares                       150222

V)      1. Net asset value per share (to the nearest cent)                                                           11.58
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 11.60
        3. Number of shares outstanding for a third class of shares of open-end company shares                       36.04

